                                                                    Exhibit 10.1


                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT is made and entered into this 12th day of August, 1998, by and between Gibson Greetings, Inc., a Delaware corporation (the "Seller") and PFW Acquisition Corp., a Delaware corporation (the "Buyer").

         WHEREAS, the Seller is the owner of all of the issued and outstanding shares of the common stock of The Paper Factory of Wisconsin, Inc., a Wisconsin corporation (the "Company"); and

         WHEREAS, the Buyer desires to purchase all of the issued and outstanding shares of the common stock of the Company, and the Seller desires to sell such shares to the Buyer, all upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual promises hereinafter set forth, promise and agree as follows:


                                    ARTICLE I
                                    ---------

                       PURCHASE AND SALE OF SUBJECT SHARES
                       -----------------------------------

         1.1. PURCHASE AND SALE. At the Closing, subject to the terms and conditions hereinafter set forth, the Buyer shall purchase from the Seller, and the Seller shall sell to the Buyer, 1,085 shares of the issued and outstanding common stock of the Company and 2,000 shares of the 5% Cumulative Preferred Stock of the Company (collectively, the "Subject Shares"), representing all of the issued and outstanding capital stock of the Company, free and clear of all liens, claims, encumbrances and restrictions.

         1.2. PURCHASE PRICE FOR THE SUBJECT SHARES. The purchase price for the Subject Shares shall be the Closing Adjusted Net Book Value of the Company as provided in Paragraph 2.1, below (the "Purchase Price"). For purposes of the Closing and subject to adjustment as hereinafter set forth, the parties shall estimate the Closing Adjusted Net Book Value of the Company based on the balance sheet of the Company as of June 30, 1998, attached hereto as EXHIBIT 1.2 and such estimate shall be the Estimated Purchase Price (the "Estimated Purchase Price"). The Estimated Purchase Price shall be adjusted and paid as provided in Paragraph 1.3 and Article II, below.

         1.3. PAYMENT OF ESTIMATED PURCHASE PRICE. Subject to adjustment as hereinafter set forth, at the Closing, the Buyer shall pay the Estimated Purchase Price to the Seller by wire transfer of immediately available funds to such bank account as the Seller directs.




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                                   ARTICLE II
                                   ----------

                     ADJUSTMENTS TO ESTIMATED PURCHASE PRICE
                     ---------------------------------------


         2.1. ADJUSTED NET BOOK VALUE ADJUSTMENT. The parties hereto agree that the Estimated Purchase Price shall be adjusted in the event that the Closing Adjusted Net Book Value (as defined below) of the Company shall be either less than or more than the Estimated Purchase Price. In the event the Closing Adjusted Net Book Value shall be less than the Estimated Purchase Price, then the Estimated Purchase Price shall be reduced by the amount by which the Closing Adjusted Net Book Value shall be less than the Estimated Purchase Price. In the event the Closing Adjusted Net Book Value shall be greater than the Estimated Purchase Price, then the Estimated Purchase Price shall be increased by the amount by which the Closing Adjusted Net Book Value shall be greater than the Estimated Purchase Price.

                  2.1.1.   DEFINITIONS.

                           (a) For purposes hereof, the "Closing Adjusted Net
                  Book Value" shall mean the sum of (i) the Closing Stockholder's Equity (as defined below), plus (ii) the Closing Intercompany Borrowings (as defined below), PLUS (iii) the Closing Current Federal Income Tax Liability (as defined below).

                           (b) For purposes hereof, the "Closing Stockholder's
                  Equity" shall mean an amount equal to the difference between the book value of the assets including good will of the Company as of the Closing Date (as defined below) determined in accordance with generally accepted accounting principles in the United States applied on a basis consistent with the prior year-end audited financial statements of the Company ("GAAP"), except as specified on EXHIBIT 2.2 attached hereto, MINUS the book value of the liabilities of the Company as of the Closing Date determined in accordance with GAAP, except as specified on EXHIBIT 2.2 attached hereto.

                           (c) The amount of such "Closing Intercompany
                  Borrowings" reflected on the Closing Balance Sheet as defined hereinafter shall be the "Closing Intercompany Borrowings" for purposes hereof, and shall include all net advances from Seller (but not accounts payable to Seller) and at Closing all such advances shall be deemed repaid.

                           (d) For purposes hereof the "Closing Current Federal
                  Income Tax Liability" shall mean an amount equal to all accrued and unpaid Federal income taxes

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                  payable by the Company on the income of the Company with
                  respect to periods ending on or prior to the Closing Date. The amount of such Closing Current Federal Income Tax Liability reflected on the Closing Balance Sheet shall be the Closing Current Federal Income Tax Liability for purposes hereof.

                  2.2.     CALCULATION OF CLOSING ADJUSTED NET BOOK VALUE.

                           (a) Deloitte & Touche LLP (the "Seller's
                  Accountants") shall deliver to Seller and Seller shall deliver to the Buyer and Arthur Anderson LLP (the "Buyer's Accountants") as soon as possible after the Closing, at the Seller's sole cost and expense, an audited balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with GAAP, except as specified on EXHIBIT 2.2 attached hereto. There shall accompany the Closing Balance Sheet calculations of the Closing Adjusted Net Book Value, the Closing Stockholder's Equity, the Closing Intercompany Borrowings, and the Closing Current Federal Income Tax Liability in accordance with GAAP, except as specified on
                  EXHIBIT 2.2 attached hereto. To facilitate preparation of the Closing Balance Sheet, the Company shall provide to the Seller's Accountants such access to the books and records of the Company and to personnel of the Company as the Seller's Accountants shall request, provided the access to personnel is during normal business hours and does not unreasonably interfere with the Company's business, to allow the Seller's Accountants to prepare the Closing Balance Sheet. After the delivery of the Closing Balance Sheet to Buyer and the Buyer's Accountants, the Buyer's Accountants shall examine the Closing Balance Sheet. To facilitate such examination, the Seller shall provide the Buyer's Accountants with such assistance and such access to the books and records of the Company as the Buyer's Accountants shall request and copies of any work papers, schedules and other documents prepared or utilized in connection with the Seller's Accountants' determination of the Closing Adjusted Net Book Value and the preparation of the Closing Balance Sheet. Such work papers, schedules and other documents shall be made available as soon as practicable following any request therefor.

                           (b) The calculation by the Seller's Accountants of
                  the Closing Adjusted Net Book Value shall be final and binding on the parties hereto unless, within sixty (60) days after the date when the Closing Balance Sheet was delivered to the Buyer, the Buyer shall have delivered written notice of objection (a "Notice of

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                  Objection") to the Seller. The Notice of Objection shall state in reasonable detail the nature of the Buyer's objections to the Seller's Accountants' determination of the Closing
                  Adjusted Net Book Value as provided in this Agreement, such objections being only as to failure with respect to GAAP. The Buyer and the Seller shall thereafter promptly consult with each other and their respective accountants with respect to the objections. If the Buyer and the Seller are unable to reach agreement within thirty (30) days after the Notice of Objection has been given, at the request of either party, the objections shall be resolved by arbitration as provided in Subparagraph (c) of this Paragraph 2.2 of this Agreement.

                           (c) All disputes concerning the calculation of the
                  Closing Adjusted Net Book Value which cannot be resolved within the time period referred to in the preceding sentence, may, upon written notice of either party, be submitted to arbitration with the American Arbitration Association (the "AAA"), in accordance with the rules of the AAA. The arbitration shall be conducted by three arbitrators, each of whom shall be a certified public accountant. One arbitrator shall be appointed by each of Buyer and Seller within ten (10) days of notice of arbitration being received by one of the parties from the other party, and the two appointed arbitrators shall select a third arbitrator. If a party shall fail to appoint an arbitrator or if the two arbitrators shall fail to appoint a third arbitrator within ten (10) days of the last one of them to be appointed, such party's arbitrator or the third arbitrator shall be selected in accordance with the rules and procedures of the AAA. The arbitration shall take place in Chicago, Illinois. Each of the parties agrees to provide such information as the arbitrators shall request for purposes of resolving the dispute. Any award issued by the arbitrators shall be final and binding on the parties. Judgment upon such award may be entered in any court having jurisdiction. Each of the parties shall bear its own costs in connection with the arbitration, unless either (i) the arbitrators otherwise determine or (ii) the net awarded either party shall exceed $15,000.00 in which case the other party shall pay all costs of both parties to the arbitration.

         2.3. PAYMENT OF ADJUSTMENT. Within fifteen (15) days after (i) the last day on which a Notice of Objection may be given if no such Notice of Objection is given, or (ii) the resolution of any objections either by the parties or by the arbitration in accordance with Paragraph 2.2 above if a Notice of Objection is given:

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                  (a) if the Closing Adjusted Net Book Value exceeds the
         Estimated Purchase Price, then the Buyer shall pay such excess amount, together with simple interest on such excess amount from the Closing Date through the date of payment at the rate per annum of 8%, to the Seller in immediately available funds to such bank account as the Seller may designate in writing; and

                  (b) if the Estimated Purchase Price exceeds the Closing Adjusted Net Book Value, then the Seller shall pay such excess amount, together with simple interest on such excess amount from the Closing Date through the date of payment at the rate per annum of 8%, to the Buyer in immediately available funds to such bank account as the Buyer may designate in writing.


                                   ARTICLE III
                                   -----------

                                     CLOSING
                                     -------

         3.1. TIME AND PLACE OF CLOSING. The consummation of the transactions contemplated hereunder (the "Closing") shall take place at the offices of The Paper Factory of Wisconsin, Inc. at 10:00 A.M. on September 1, 1998, or such other date as the parties hereto may mutually agree upon in writing; PROVIDED that if the Closing does not occur on any of such agreed dates, then subject to
Article XIV below, upon at least seven (7) business days' written notice given by Buyer to Seller or by Seller to Buyer after the conditions precedent to the Buyer's obligations stated in Article IV, below, have been satisfied (the "Closing Date"). All of the transactions which take place at the Closing shall be deemed to have taken place simultaneously, and no delivery or payment shall be considered to have been made until all transactions to be taken at Closing have been completed.

         3.2. SELLER'S DELIVERIES TO THE BUYER. At the Closing, the Seller shall deliver (or cause the Company to deliver, as the case may be) to the Buyer the following:

                  (a) Certificates for the Subject Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank.

                  (b) Evidence reasonably satisfactory to the Buyer of delivery to the Company of the originals of all contracts, commitments, franchises, licenses, permits or instruments evidencing rights or obligations of the Company and possession of all of the assets of the Company and all books (including, but not limited to, minute books), records and other documents relating to the Company or the conduct of its business which may be in the possession of the Seller or any third parties and counterparts of which are not

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         otherwise to be found in the business records of the
         Company.

                  (c) The resignations of such officers, such members of the Board of Directors and any such trustees, custodians or authorized signatories under any employee benefit plan of the Company as the Buyer may designate provided however that as of the Closing Date the Company may set up its own account and roll over all existing accounts for the 401(K) plan for the Company, provided such roll over does not breach any representation and warranty under this Agreement or any agreement now existing between the Company and the Seller.

                  (d) Minutes of the shareholders and the Board of Directors of the Company electing Kenneth S. Greenberg, Noah Mallin and Dali Masud as new members of the Board of Directors and the following persons as officers of the Company in the capacity set forth below opposite their respective names:

President                                        William Heeter
Executive Vice President                         Richard Sherman Lamberg
Vice President - Merchandising                   Clayton Ludwig Schaefer
Vice President - Operations                      William Paul Weinberg
Vice President - Retail Development              Steven Lee Rose
Vice President                                   William Collins
Vice President                                   Kenneth S. Greenberg
Secretary/Treasurer                              Steven Gary Veldhorst
Assistant/Secretary                              Scott Dunn
Assistant/Treasurer                              Scott Dunn

                  (e) A general release, in form and substance reasonably satisfactory to the Buyer and its counsel, dated as of the Closing Date and executed by the Seller, of any and all claims which Seller may have against the Company, its directors, officers, agents or employees, except such claims as may arise under this Agreement and the agreements and documents executed in connection herewith and under any guarantees by the Seller of extant leases to the Company which guarantees have not been called prior to the Closing Date and for accounts payable by the Company to Seller for product purchases except to the extent they are included in Closing Intercompany Borrowings and except for accounts payable for invoices received by the Company after the Closing Date for inventory received by the Company on or prior to the Closing Date.

                  (f) An opinion of Seller's counsel, Taft, Stettinius & Hollister LLP, dated as of the Closing Date, in form and substance satisfactory to Buyer and Buyer's legal counsel.


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                  (g) A certificate from the Secretary of the Seller in a form satisfactory to the Buyer and the Buyer's legal counsel, setting forth the resolutions adopted by the Board of Directors of the Seller authorizing the execution of this Agreement and all documents to be executed in connection herewith and the taking of any and all actions necessary to consummate the transactions contemplated hereby.

                  (h) The consents, approvals, authorizations, permits and licenses (including, without limitation, consents of landlords to real property leases with the Company sufficient to allow any transfer of such leases pursuant to this Agreement) which the Buyer reasonably deems necessary to carry out the transactions contemplated hereby, all in a form reasonably satisfactory to the Buyer as set out in EXHIBIT 3.2(H) for the landlords set out in EXHIBIT 4.5.

                  (i) A certificate executed by an authorized officer of the Seller stating that (i) the warranties and representations made by Seller as set forth in this Agreement were true, complete and correct when made and are true, complete and correct as of the Closing Date;
         (ii) all obligations of Seller under this Agreement required to have been performed or complied with before or as of the Closing Date have been performed or complied with as required in this Agreement; and
         (iii) as of the Closing Date, the Company has no obligations for (1) Federal income tax with respect to periods prior to Closing, (2) any Intercompany Borrowings; or (3) Phase I or Phase II payments to current or former owners or employees of the Company.

                  (1) A Supply Agreement in the form of attached EXHIBIT 3.2(J) (the "Supply Agreement"), duly executed by the Seller and the Company, and such transfer documents as may be required therein.

                  (k) All documentation necessary to change the Company's banking accounts and safe deposit arrangements, borrowing authorizations and the persons authorized to sign thereon to the following: Scott Dunn, Kenneth S. Greenberg and Alessandra Henak.

                  (l) An Assignment in a form satisfactory to Buyer of all rights to the Company to enforce protection of the Company's intellectual property rights, proprietary information and advertisements, including against prior prospective purchasers of the stock or assets of the Company.

                  (m) Releases in a recordable form satisfactory to Buyer and Buyers counsel releasing all extant security interests in the assets of the Company other than those for the assets in the Company's stores to secure the leases for

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         such stores, the form of release to be supplied within five business days of Closing.

         3.3. BUYER'S DELIVERIES TO THE SELLER. At the Closing, the Buyer shall deliver to the Seller, the following:

                  (a) The payment of the Estimated Purchase Price by wire transfer as described in Paragraph 1.3, above.

                  (b) The opinion of the Buyer's counsel, Charles E. Matthews, in a form satisfactory to Seller and Seller's legal counsel.

                  (c) A certificate executed by an authorized officer of the Buyer stating that (i) the warranties and representations made by the Buyer as set forth in this Agreement were true, complete and correct when made and are true, complete and correct as of the Closing Date; and (ii) all obligations of the Buyer under this Agreement required to have been performed or complied with before or as of the Closing Date have been performed or complied with as required in this Agreement.


                                   ARTICLE IV
                                   ----------

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
                   -------------------------------------------

         Each and every obligation of the Buyer under this Agreement shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions. If any of the following conditions to Closing shall not have been satisfied, the Buyer may elect to terminate this Agreement as contemplated by
Article XIV hereof without liability to the Buyer, or to consummate the transactions contemplated hereby. If the Buyer elects to terminate this Agreement and if such failure shall be as a result of a breach of any provision of this Agreement by the Seller, including, without limitation, the Seller's failure to deliver any item required to be delivered pursuant to Paragraph 3.2, above, the Buyer may seek appropriate remedies for any and all damages, costs and expenses incurred by the Buyer by reason of such breach including, without limitation, indemnification pursuant to Article XIII, below.

         4.1. SELLER'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Seller as set forth in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though each such representation and warranty had been made or given on and as of the Closing Date.

         4.2. SELLER'S COVENANTS. The Seller shall have performed and complied with all of the terms, covenants and conditions set

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forth herein which are to be performed or complied with by the Seller before or as of the Closing Date.

         4.3 MATERIAL ADVERSE CHANGES. There shall not have occurred since December 31, 1997, any changes in the assets, liabilities, conditions, results, operations or prospects of the business of the Company which have a material adverse effect on the Company.

         4.4. LOSS OR DAMAGE TO THE ASSETS OF THE COMPANY. No damage or loss to or condemnation of any of the assets of the Company shall have occurred, between the date hereof and the Closing Date which (after consideration of any insurance proceeds or other recoveries to which the Company is entitled with respect thereto) would have a material adverse effect on the Company.

         4.5. APPROVALS. The Company shall have received, at or before the Closing, all consents, approvals, authorizations, permits and licenses identified in EXHIBIT 4.5 attached hereto.

         4.6. RIGHTS OF INSPECTION. The Buyer and its accountants, attorneys and other representatives shall have completed an appropriate and satisfactory due diligence review of the books, records and operations of the Seller (that are relevant to the Company) and the Company. No such examination or review shall be deemed to be a waiver by the Buyer of or a release of the Seller from any representations, warranties, covenants, conditions, liabilities or obligations set forth in this Agreement.

         4.7. COMPLETION OF DELIVERIES. Prior to or at the Closing, the Seller shall have delivered to the Buyer all items required to be delivered by the Seller pursuant to Paragraph 3.2 of this Agreement.

         4.8. ENVIRONMENTAL AUDIT. Prior to the Closing, the Buyer shall have received, at the Buyer's sole cost and expense, a Phase I Environmental Audit (as hereinafter defined) which confirms that the headquarters and distribution center of the Company are in compliance with Environmental Law (as defined in Paragraph 6.19, below), or that any noncompliance with respect thereto does not have a material adverse effect on the Company. For purposes hereof, "Phase I Environmental Audit" shall mean a review consistent with custom and practice in the industry in the United States (with respect to acquisitions) for such Phase I audits for the purposes of determining whether the Company complies with Environmental Law and whether there exists any condition or circumstance with respect to the headquarters or distribution center of the Company which requires or will require cleanup, removal or other remedial action under Environmental Law on the part of the Company. Such audit may include some or all of the following, as determined by the reasonable professional judgment of the person retained by Buyer to perform such Phase I Environmental Audit:

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                  (a) On site inspection of the headquarters and distribution center of the Company, including review of site geology, hydrogeology, demography, land use and population;

                  (b) Taking and analyzing of air samples and testing of underground tanks;

                  (c) Reviewing facility permits, compliance records and regulatory correspondence, and interviewing enforcement staff at regulatory agencies;

                  (d) Reviewing the operations of the Company and its procedures;

                  (e) Reviewing the operating assets of the Company located at its headquarters and distribution center and their compliance with Environmental Law;

                  (f) Interviewing past and present employees of the Seller and/or the Company; and

                  (g) Taking and analyzing soil borings and installing groundwater monitoring wells and analyzing samples taken from such wells.

         4.9. LEGAL ACTIONS OR PROCEEDINGS; LAWS. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person or legal or administrative proceeding shall have been instituted or threatened which alleges the unenforceability or illegality of any aspect of the transactions contemplated hereby or which otherwise seeks to affect, or could affect, the transactions contemplated hereby or impose damages or penalties upon any party hereto if such transactions are consummated. No rules, guidelines, laws or regulations shall have been issued or published as proposed to be issued, between the date hereof and the Closing Date, which would have an adverse effect, either before or after the Closing, on the Company, or its officers, directors or shareholders as a result of such position or status as officer, director or shareholder.

         4.10. HART-SCOTT-RODINO. The Buyer and the Seller shall have filed, if required by law, proper pre-merger notification forms with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOT') under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and shall have responded appropriately to any "second request" under the HSR Act (a "Second Request"), and the waiting periods following the filing of proper pre-merger notification forms by the Buyer and the Seller, together with any waiting period following compliance with such Second Request, shall have expired, whether

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pursuant to early termination or by passage of time. The Buyer shall pay the filing fees for such filings.


                                    ARTICLE V
                                    ---------

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS
                  --------------------------------------------

         Each and every obligation of the Seller under this Agreement shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions. If any of the following conditions to Closing shall not have been satisfied, Seller may elect to terminate this Agreement as contemplated by
Article XIV, hereof without liability to the Seller, or to consummate the transactions contemplated hereby. If the Seller elects to terminate this Agreement, and if such failure shall be as a result of a breach of any provision of this Agreement by the Buyer, including, without limitation, the Buyer's failure to deliver any item required to be delivered pursuant to Paragraph 3.3, above, the Seller may seek appropriate remedies for any and all damages, costs and expenses incurred by the Seller by reason of such breach including, without limitation, indemnification pursuant to Article XIII, below.

         5.1. BUYER'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Buyer as set forth in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though each such representation and warranty had been made or given on and as of the Closing Date.

         5.2. BUYER'S COVENANTS. The Buyer shall have performed and complied with all of the terms, covenants and conditions set forth herein which are to be performed or complied with by the Buyer before or as of the Closing Date.

         5.3. COMPLETION OF DELIVERIES. Prior to or at Closing, the Buyer shall have delivered to the Seller all items required to be delivered by the Buyer pursuant to this Agreement.

         5.4. LEGAL ACTIONS OR PROCEEDINGS. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which otherwise seeks to affect, or could affect, the transactions contemplated hereby or impose damages or penalties upon any party hereto if such transactions are consummated.

         5.5. HART-SCOTT-RODINO. The Buyer and the Seller shall have filed, if required by law, proper pre-merger notification forms with the FTC and the DOJ under the HSR Act, and the waiting period following the filing of proper pre-merger notification

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forms by the Buyer and the Seller shall have expired, whether pursuant to early termination or by passage of time.


                                   ARTICLE VI
                                   ----------

                  WARRANTIES AND REPRESENTATIONS OF THE SELLER
                  --------------------------------------------

         Except as set out in the Disclosure Schedule of Schedule 6 to this Agreement, and except as specifically stated in the sections of this Article VI, the Seller hereby warrants and represents to the Buyer and its permitted assigns, which warranties and representations shall be true and correct as of the date hereof, notwithstanding any investigation made by or information furnished to the Buyer in connection herewith, that:

         6.1. DUE ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of Wisconsin. The Company has the power and authority to own, lease and operate its properties and conduct its business as heretofore conducted. The Company is not a party or subject to any agreement or commitment restricting the conduct of its business as heretofore conducted. The Company is qualified to do business and is in good standing as a foreign company in the jurisdictions described in SCHEDULE 6.1 attached hereto which are all of the jurisdictions where the nature of the Company's activities and properties would require the Company to be so qualified and where the failure to be so qualified would have an adverse effect on the Company.

         6.2. AUTHORITY AND ENFORCEABILITY. The Seller has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the agreements and instruments contemplated hereby, and the consummation of the transactions contemplated hereby and thereby have been duly approved by the Board of Directors of the Seller, and no additional corporate action is required in connection therewith. This Agreement constitutes, and when executed and delivered each of the agreements and instruments to be delivered and executed as contemplated herein will constitute, a valid and binding agreement of the Seller, enforceable against it in accordance with their terms. The Seller has full right, power and authority to sell, transfer and deliver to the Buyer full legal and beneficial ownership of the Subject Shares.

         6.3. NO VIOLATION. Except as set forth in SCHEDULE 6.3 attached hereto, and except for the pre-merger notification with the FTC and DOJ under the HSR Act, the execution and delivery hereof and the agreements and instruments contemplated hereby, the consummation of the transactions contemplated hereby and thereby, and compliance with the terms and provisions hereof and thereof by the Seller will not: (i) to the Seller's knowledge, contravene any applicable law, rule or regulation, or any order,

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writ, judgment, injunction, decree, determination or award which affects or binds the Seller or the Company or any of the Company's assets; (ii) to the Seller's knowledge, require any consent, approval, authorization, license, permit, registration, filing, recording or waiver under any applicable law, rule or regulation, under any order, writ, judgment, injunction, decree, determination or award which affects or binds the Seller or the Company, or any of the Company's assets, or under any governmental or judicial license, franchise, permit or approval held by the Company or which affects or binds the Company or any of the Company's assets; (iii) result in the creation or imposition of any lien, claim or encumbrance upon any of the Company's assets; or (iv) conflict with, or result in any violation of, any provision of the Articles of Incorporation or By-Laws of the Seller or the Company.

         6.4. NO BREACH OF CONTRACT. Except as disclosed in SCHEDULE 6.4 (which can be amended as of the Closing Date to reflect real estate leases that may be breached as of the Closing Date by the sale of the Subject Shares to Buyer) attached hereto, to the Seller's knowledge, the execution and delivery hereof and the agreements and instruments contemplated hereby, the consummation of the transactions contemplated hereby and thereby, compliance with the terms and provisions hereof and thereof by the Seller and the continuation of the business of the Company after the Closing Date in the same manner as conducted prior to the Closing Date, will not: (i) conflict with or result in a breach of or default under, or cause or permit the termination or acceleration of the maturity of or otherwise impair any contract, agreement, lease, commitment, indenture, loan or credit agreement or any other agreement or instrument to which the Seller or the Company is a party or by which the Company or any of the Company's assets may be affected or is bound at the Closing Date; or (ii) require any consent, approval or waiver under any contract, agreement, lease, commitment, indenture, loan or credit agreement or any other agreement or instrument to which the Seller or the Company is a party or by which the Company or any of its assets may be affected or is bound.

         6.5. SUBSIDIARIES. Except as disclosed on SCHEDULE 6.5 attached hereto, since the date of its incorporation, the Company has not owned, and does not now own, any capital stock of any equity in, or any other ownership or investment interest in, any corporation, partnership, joint venture or other business entity. Except as disclosed in SCHEDULE 6.5 attached hereto, no entity has merged with or consolidated into the Company.

         6.6. BY-LAWS. The copies of the Articles of Incorporation and By-Laws of the Company attached as SCHEDULE 6.6 are true and correct copies of said Articles of Incorporation and By-Laws, and all amendments thereto.

         6.7. OUTSTANDING CAPITAL STOCK OF THE COMPANY; TITLE TO SUBJECT SHARES. The authorized capital stock of the Company consists of 10,100 shares of common stock ($1.00 par value) of which 1,085 shares are validly issued and outstanding, fully paid and nonassessable and 2,000 shares of 5% Cumulative Preferred Stock, $1.00 par value, all of which are validly issued and outstanding, fully paid and nonassessable. The Company is not authorized to issue any other class of capital stock and holds no shares of its capital stock in its treasury. The Subject Shares constitute all of the issued and outstanding shares of stock of the Company of whatever class, series or designation, and the Seller is the record and beneficial owner of all of the Subject Shares. The Company has not issued any shares of capital stock or any other securities in violation of any preemptive rights or any applicable securities or other laws, and there are no outstanding options, contracts, warrants, calls, puts, subscriptions, rights or demands of any character or nature relating to the authorized or issued capital stock, or any other capital stock, of the Company. There are no voting agreements, understandings or arrangements, whether written or oral, which govern the voting of any capital stock of the Company, the management of the Company or the sale or transfer of the capital stock of the Company. The Subject Shares are owned by the Seller free and clear of all liens, claims, encumbrances, charges and assessments of every nature whatsoever and are subject to no restrictions on transfer. Upon delivery to the Buyer of stock certificates representing the Subject Shares at Closing as contemplated hereby, the Buyer will acquire good and marketable title to the Subject Shares free of all liens, claims, encumbrances, charges, assessments and transfer restrictions of every nature whatsoever.

         6.8. MINUTE BOOKS OF COMPANY. The stock certificate and transfer books and minute books of the Company delivered to the Buyer are true and complete.

         6.9. FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 6.9 are financial statements ("Financial Statements") consisting of (i) audited balance sheets and related audited statements of income and cash flows for the Company for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995 (and the notes contained therein or attached hereto), and (ii) an unaudited balance sheet of the Company as of June 30, 1998 (the "Recent Balance Sheet"). All Financial Statements are true, complete and correct, present fairly the assets, liabilities and financial condition, the results of operations and cash flows of the Company for the years and periods included therein in all material respects and were prepared in accordance with GAAP. The Recent Balance Sheet of the Company is true, complete and correct, has been completed in accordance with GAAP except as set out in SCHEDULE 6.9 and presents fairly in all material respects the assets and liabilities of the Company, subject to normal year-end audit adjustments. The Closing Balance Sheet delivered to Buyer shall be true, complete and correct and will be completed in accordance with GAAP and EXHIBIT 2.2 attached hereto.

         6.10. UNDISCLOSED OBLIGATIONS OR LIABILITIES. Except as described in
SCHEDULE 6.10 attached hereto, to the Seller's knowledge, there are no obligations or liabilities, secured or unsecured (whether accrued, absolute, contingent or otherwise), of or relating to the business of the Company except for the: (i) liabilities and obligations reflected or reserved for on the Financial Statements or specifically disclosed in the Exhibits or Disclosure Schedules attached to this Agreement; and (ii) liabilities or obligations incurred by the Company in its ordinary course of business since June 30, 1998, which individually or in the aggregate do not have a material adverse effect on the Company.

         6.11. TANGIBLE PERSONAL PROPERTY. The Company neither owns nor has owned any Real Property except as described on SCHEDULE 6.11 attached hereto. As to the personal property which the Company owns, including, but not limited to, the assets of the Company reflected on the Recent Balance Sheet, the Company has good and marketable title to such property, free and clear of all liens, claims and encumbrances, except for liens identified in SCHEDULE 6.11 attached hereto. To the Seller's knowledge as to the tangible personal property which the Company leases, each such lease is valid and enforceable in all material respects and except a set out in SCHEDULE 6.11, may be canceled or transferred by the Company without making a payment thereunder or causing a breach thereof and to Seller's knowledge, the Company is not in breach of any of the provisions of any such lease. To the Seller's knowledge, all such personal property owned or leased by the Company is in good condition, good working order and repair, reasonable wear and tear excepted, and is suitable for the purpose being used.

         6.12. LEASED REAL PROPERTY.

                  (a) Except as disclosed in SCHEDULE 6.12(A) attached hereto, to Seller's knowledge, (i) no parcel of property leased by the Company (the "Leased Real Property") is in violation of any applicable laws or regulations affecting the Company's use and occupancy of such property, and (ii) the current use of each such parcel is not a special use exception or a legal, nonconforming use. Seller has not received any such notification of any violation, exception or use.

                  (b) As to the Leased Real Property, except as disclosed in
         SCHEDULE 6.12(B) attached hereto, to the Seller's knowledge, there have been no: (i) actual or proposed special assessments; (ii) pending or threatened condemnation proceedings; (iii) pending or threatened litigation or administrative actions; (iv) mechanic's or materialmen's liens; (v) other matters adversely affecting the value or use thereof;
         (vi) structural or mechanical defects; (vii) planned or commenced improvements which may result in an assessment or otherwise affect such Leased Real Property; (viii) governmental agency or court order requiring the repair, alteration or correction of any existing condition with respect to such Leased Real Property; or (ix) pending or threatened changes in any zoning laws or ordinances which may affect the Leased Real Property.

                  (c) To the Seller's knowledge, except as they may be owned by landlords of the Leased Real Property or subject to any such landlord's liens, the fixtures and other improvements located on the Leased Real Property have been approved by all necessary governmental authorities, have been maintained in accordance with normal maintenance practices, are (taken as a whole) in good condition, good working order and repair, reasonable wear and tear excepted, are suitable for the purpose for which they are being used. Except as they may be owned by landlords of the Leased Real Property or subject to any such landlord's liens, the Company has, or will have as of Closing, good and marketable title to the fixtures and other improvements on the Leased Real Property, free and clear of all liens, claims and encumbrances.

                  (d) Except as disclosed in SCHEDULE 6.12(D) attached hereto each lease for the Leased Real Property is valid and enforceable in all material respects until the Closing Date, and solely as of the Closing Date, except as disclosed on EXHIBIT 3.2(H), may be canceled or transferred by the Company without making a payment thereunder or causing a breach thereof and, to the knowledge of Seller, the Company is not in breach of any of the provisions of any such lease.

         6.13. LITIGATION. To the knowledge of Seller, except as disclosed in
SCHEDULE 6.13 attached hereto, (i) there is no suit, action or arbitration, nor any legal or administrative or other proceeding, before or by any governmental agency, pending, and no such suit, action, arbitration or administrative or other proceeding is threatened, against the Company or relating to the Company's property, assets or business, and (ii) no event has occurred which could form a reasonable basis for any claim or cause of action, including, but not limited to, any tort claim, against the Company. The Company is not in default with respect to any order, writ, injunction or decree of any governmental authority or instrumentality or any court.

         6.14. TAXES. The Company has filed in a timely manner with the appropriate governmental agencies all tax returns and tax reports required to be filed, and all taxes, whether reflected thereon or otherwise, have been paid. There are no agreements by the Company for the extension of time for the assessment or payment of any tax except as are disclosed on SCHEDULE 6.14. The periods for which the Company has been audited by a governmental authority with respect to its taxes are disclosed on SCHEDULE
6.14 attached hereto. No tax deficiencies have been proposed or assessed against the Company. There are no pending, or to the Seller's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of taxes and there are no matters under discussion with any governmental authorities with respect to taxes that are likely to result in an obligation by the Company to pay any additional amount of taxes. For purposes of this Agreement, "tax" or "taxes" means all federal, county, local, foreign and other taxes or assessments, including, without limitation, income, estimated income, business, occupation, franchise, property (real and personal), sales, employment, gross receipts, use, transfer, ad valorem, profits, license, capital, payroll, withholding, unemployment, excise, goods and services, severance, or stamp tax, and including, but not limited to, interest, penalties and additions in connection with such taxes for which the Company is or may be liable for any period ending prior to the Closing Date.

         6.15. EMPLOYEES.

                  (a) To Seller's knowledge, the Company is in compliance with all laws and regulations which relate in any fashion to the employment of labor, employee civil rights or equal employment opportunities. To Seller's knowledge, no proceedings involving the Seller or the Company are before any court, government agency or instrumentality or arbitrator relating to labor or employment matters, and there is no pending investigation involving the Seller or the Company by any governmental agency, or threatened claim involving the Company by any such agency or other person relating to labor or employment matters.

                  (b) No person or party (including, but not limited to, governmental agencies of any kind, including foreign governments) has made any claim still pending, and to Seller's knowledge there is no basis for any claim, against the Company arising out of any statute, ordinance or regulation relating to discrimination to, or wrongful termination of, employees (or job applicants) or employee practices or occupational or safety and health standards.

                  (c) To the Seller's knowledge, the Company has no written severance obligations with respect to any employees terminated prior to the Closing Date.

         6.16. UNEMPLOYMENT COMPENSATION. To the Seller's knowledge, the Company has made all required payments to its unemployment compensation reserve accounts with the appropriate governmental departments and all such unemployment compensation reserve accounts have positive balances.

         6.17. BENEFIT PLANS. Except as set out in SCHEDULE 6.17, there is no funding deficiency with respect to any profit sharing, pension or retirement plan, program, arrangement or agreements or other employee benefit plan, program or agreement maintained or contributed to or required to be contributed to, for the benefit of any employee or terminated employee of the Company, whether formal or informal (the "Plan" or "Plans"), and the fair market value of all assets of each such Plan are currently sufficient to satisfy all liabilities to plan participants and beneficiaries, determined as if such Plan were being terminated. No facts exist which might constitute grounds for the termination of any Plan by a governmental authority or court. With respect to each Plan: (a) the provisions of such Plan are in material compliance with all applicable laws; and (b) the Company and each fiduciary of such Plan is in material compliance with all applicable laws, including, but not limited to, fiduciary and prohibited transaction rules, participation and vesting provisions, reporting and disclosure requirements and fiduciary requirements. No Plan is currently under audit or review by any federal or state governmental authority, and no such audit or review is contemplated or under consideration. No actions or claims (except those routinely submitted in the ordinary course of Plan administration) are currently pending or threatened against any such Plan.

         6.18. GUARANTEE; POWERS OF ATTORNEY. Except as reflected in the Financial Statements, to the Seller's knowledge, the Company is not obligated as a guarantor or cosigner or otherwise liable for any written obligation of any kind of any other person or entity. The Company has not granted any written power of attorney to any person.

         6.19. ENVIRONMENTAL LAW.

                  a.  Definitions.  For purposes of this Agreement;

                           "ENVIRONMENTAL LAW" shall mean all Laws (as
                  hereinafter defined) pertaining to health, safety, natural resources, wildlife or the environment, or the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any petroleum products or Hazardous Substances (as hereinafter defined) and all amendments, modifications and additions thereto.

                           "ENVIRONMENTAL CLAIM" shall mean any investigation,
                  notice, violation, demand, allegation, action, suit, injunction, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (i) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Substances; (iii) from any abatement, removal, remedial, corrective or other response action in connection with Hazardous Substances, Environmental Law or other order of a governmental authority; or (iv) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, wildlife or the environment.

                           "HAZARDOUS SUBSTANCES" shall mean and include any
                  substance, chemical, compound, product, solid, gas, liquid, wastes, byproduct, material, pollutant or contaminant defined or regulated as a hazardous substance under any Laws, asbestos, PCB's, radon and urea formaldehyde foam, petroleum and petroleum products except Helium.

                           "GOVERNMENTAL APPROVAL" shall mean any permit,
                  license, variance, certificate, closure, exemption, decision, action or approval of a governmental authority.

                           "LAWS" shall mean all federal, provincial and local
                  statutory laws, ordinances, codes, rules, guidance, regulations, approvals or requirements of any governmental authority, court orders, administrative orders, executive orders, consent decrees, injunctions, judgments, and common law.

                  b. REPRESENTATIONS AND WARRANTIES. To Seller's knowledge (except for home office facility and the distribution center of the Company as to which the knowledge limitation does not apply) except as set forth on SCHEDULE 6.19 attached hereto:

                           (1) Except for materials used in the ordinary course
                  of the Company's business in a manner that complies with applicable law in all respects, there are no Hazardous Substances on, in, above or under the Leased Real Property or any adjacent property, including without limitation any Hazardous Substances originating or emanating from any other property that are present in, on, under or above the Leased Real Property and no Hazardous Substances originating or emanating from the Leased Real Property that are present in, on, under or above any other property;

                           (2) The Leased Real Property and any property
                  formerly owned, leased or operated by the Company have never been used to generate, treat, store, dispose of or transport Hazardous Substances;

                           (3) Neither the Seller nor the Company has received
                  any notice from any governmental agency or any third party notifying either of them of any Hazardous Substances which have been generated or disposed of on the Leased Real Property or any property formerly owned, leased or operated by the Company, or which have migrated on, in, under, above or to the Leased Real Property from any adjacent property or which have migrated, emanated or originated from the Leased Real Property or any property formerly owned, leased or operated by the Company onto any other property;

                           (4) The Company has obtained all necessary
                  Governmental Approval for its operations and the Leased Real Property required by any Environmental Law;

                           (5) There are no underground storage tanks and there
                  have never been any underground storage tanks located on, in, under, or about the Leased Real Property or any other property formerly owned, leased or operated by the Company except for such tanks used in the ordinary course of business and in compliance with Environmental Law;

                           (6) No Environmental Claim with respect to any
                  portion of the Leased Real Property or property contiguous or adjacent to the Leased Real Property or any other property formerly owned, leased or operated by the Company is threatened or pending;

                           (7) The Company and the Leased Real Property are and
                  at all times in the past have been in compliance with any and all Environmental Laws;

                           (8) Consummation of the transactions contemplated by
                  this Agreement does not (a) impose any obligations under any Environmental Law, including without limitation for the investigation or cleanup of the Leased Real Property or (b) require notification to or consent of any governmental authority or third party pursuant to any Environmental Law;

                           (9) The Leased Real Property does not contain and has
                  never contained any (a) aboveground storage tanks except for such tanks used in the ordinary course of business and in compliance with Environmental Law, (b) asbestos-containing material, PCBs, radon, or urea formaldehyde foam, or (c) landfills or dumps;

                           (10) There are no conditions or occurrences at the
                  Leased Real Property or any adjacent property or any other property formerly owned, leased or operated by the Company which could form the basis for an Environmental Claim against the Leased Real Property or the Company;

                           (11) No action or failure to act by the Company has
                  occurred and no event has occurred with respect to the Leased Real Property which, with the passage of time, giving of notice, or both, would constitute a violation of any Environmental Law;

                           (12) No septic systems exist on, in or under the
                  Leased Real Property; and

                           (13) Attached hereto as SCHEDULE 6.19 is a copy of
                  all environmental claims, reports, studies, assessments and audits with respect to any environmental matter or Environmental Law.

         6.20. BROKERS AGENTS. Except as listed on SCHEDULE 6.20 attached hereto, neither the Seller nor the Company is obligated to pay any agent, finder, broker or other representative any fee or commission in connection with the sale of Subject Shares or the consummation of the transactions contemplated hereby.

         6.21. TRADEMARKS, PATENTS, ETC. To the Seller's knowledge, (i) the Company is the sole and exclusive owner of all rights to all of the patents, trademarks, trade names and copyrights listed on SCHEDULE 6.21 and the Company's advertisements and has the sole and exclusive right to use such patents, trademarks, trade names and copyrights listed in Schedule 6.21 and the Company's advertisements, in each case without the payment of any royalties or similar charges; (ii) there are no claims, demands or proceedings instituted, pending or threatened by any other person pertaining to or challenging the right of the Company to use any patents, trademarks, trade names, copyrights or other proprietary rights used by the Company, alleging that any of them or any other application by the Company infringes or otherwise violates the patent, trade name, trademark, copyright or other rights of any other person, and there is no basis for any claim or demand of such nature; and (iii) no person or entity is making any unauthorized use of any of the patents, trademarks, trade names, copyrights or other proprietary rights owned by the Company.

         6.22. DEPOSITS AND ACCOUNTS. SCHEDULE 6.22 attached hereto identifies all deposits, accounts, surety bonds, or other similar items owned, made by or in effect with respect to the Company or its business, including, but not limited to: (i) all banking accounts, safe deposit arrangements and borrowing authorizations maintained by the Company and the persons authorized to sign on behalf of the Company with respect thereto; and (ii) to Sellers knowledge, all deposits or bonds made, maintained or purchased by the Company to secure obligations under workers' benefit laws or similar legislation, under contracts or leases to which the Company is a party, or under public or statutory obligations relating to the business of the Company.

         6.23. CONTRACTS AND COMMITMENTS.

                  (a) SCHEDULE 6.23(A) attached hereto sets forth a true and complete list of all written contracts, agreements and instruments of the Company (except leases which are disclosed on Schedule 6.12(a) and agreements disclosed on SCHEDULE 6.23(B)) involving obligations of or to the Company in the amount of Fifteen Thousand Dollars ($15,000) or more. Copies of each of such contracts, agreements and instruments, and all amendments and modifications thereof have been made available to the Buyer for review and were identified as SCHEDULE 6.23(A). The Company is not a party to or bound by any other written contract or other instrument which relates to the business of the Company, except those described in SCHEDULE 6.23(A) or those made in the ordinary course of business at a competitive price for an amount less than Fifteen Thousand Dollars ($15,000) (except leases which are disclosed on SCHEDULE 6.12(A) and agreements disclosed on SCHEDULE 6.23(B)). Each contract, agreement and instrument listed in SCHEDULE 6.23(A) is valid and binding against the Company and the other parties thereto and is in full force and effect in accordance with its terms. Neither the Company nor, to the Seller's knowledge, any other party to such a contract, agreement or instrument is in breach or default under such contract, agreement or instrument (with or without the lapse of time, or the giving of notice, or both).

                  (b) Except as identified in SCHEDULE 6.23(B) attached hereto, the Company is not a party to or bound by: (i) any contract or arrangement with shareholders, directors, officers, employees, agents, sales representatives, consultants, distributors or dealers; (ii) any written employment agreements, or any other written agreements or arrangements involving key employees of the Company that contain any severance or termination pay liabilities or obligations; or (iii) any bonus, vacation pay, sick pay, group insurance, deferred compensation, stock purchase, stock option, profit sharing, pension, retirement or other employee benefit plans or arrangements involving such employees.

         6.24. INSURANCE. SCHEDULE 6.24 attached hereto identifies all policies of insurance owned by the Company or the Seller relating to the business or assets of the Company as of the date hereof. The policies of insurance listed on
SCHEDULE 6.24 are in an amount, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company. All such policies are in full force and effect, and all premiums thereon are paid to date. No notice of cancellation has been sent to the Seller or the Company with respect to any such policy. SCHEDULE 6.24 sets forth a current summary description of each claim made by the Company under, or which has been made against the Company and has been paid or defended in accordance with the terms of, any insurance policy of the Seller or the Company within three (3) years prior to the date hereof.

         6.25. COMPLIANCE WITH LAWS. To the Seller's knowledge, the Company is in compliance with all provisions of all local, federal and foreign laws, ordinances, rules and regulations of any governmental authority or instrumentality applicable to its operations or with respect to which compliance is a condition of engaging in its business as currently conducted and has all permits, licenses, certificates and other governmental authorizations necessary to conduct its business as presently conducted.

         6.26. TRANSACTIONS WITH AFFILIATES. Except as disclosed on SCHEDULE
6.26 attached hereto, since January 1, 1995, no director, officer or employee of the Company or the Seller nor any ancestor, sibling, descendent or spouse of any such person, nor any person in which any of the foregoing have a material interest, has or had: (i) any interest in any entity which on a recurring basis purchases, sells or furnishes to the Company any goods or services; (ii) a beneficial interest in any contract, commitment or understanding to which the Company is a party or by which the Company is bound or affected; (iii) any interest or claim against the Company or any assets of the Company; or (iv) any interest in any assets used in the business of the Company.


                                   ARTICLE VII
                                   -----------

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

         The Buyer hereby represents and warrants to the Seller, which representations and warranties shall be true and correct as of the date hereof, notwithstanding any investigation made by or information furnished to the Seller in connection herewith, that:

         7.1. ORGANIZATION AND AUTHORITY OF BUYER. The Buyer is a corporation duly organized and validly existing under the laws of Delaware. The Buyer has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         7.2. NO BREACH OF LAW BY BUYER. The execution and delivery hereof and the instruments and agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby, and compliance with the terms and provisions hereof and thereof will not: (i) to the Buyer's knowledge, contravene any applicable law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award which affects or binds the Buyer or any of its assets;
(ii) to the Buyer's knowledge require any consent, approval, authorization, license, permit, registration, filing, recording or waiver after any applicable law, rule or regulation, under any order, writ, judgment, injunction, decree, determination or award which affects or binds the Buyer or any of its assets, or under any governmental or judicial license, franchise, permit or approval held by the Buyer or which affects or binds the Buyer or any of its assets; (iii) result in the creation or imposition of any lien, claim or encumbrance upon any of the Buyer's assets; or (iv) conflict with, or result in any violation of, any provision of the Articles of Incorporation or By-Laws of the Buyer.

         7.3. NO BREACH OF CONTRACT BY BUYER. To the Buyer's knowledge, the execution and delivery hereof and the instruments and agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby, and compliance with the terms and provisions hereof and thereof by the Buyer will not: (i) conflict with or result in a breach of or default under, or cause or permit the termination or acceleration of the maturity of, or otherwise impair any contract, agreement, lease, commitment, indenture, loan or credit agreement or any other agreement or instrument to which the Buyer is a party or by which the Buyer or any of its assets may be affected or is bound; or (ii) require any consent, approval or waiver under any contract, agreement, lease, commitment, indenture, loan or credit agreement or any other agreement or instrument to which the Buyer is a party or by which the Buyer or any of its assets may be affected or is bound.

         7.4. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms.

         7.5. BROKERS: AGENTS. The Buyer is not obligated to pay any agent, finder, broker or other representative any fee or commission in connection with the sale of Subject Shares or the consummation of the transactions contemplated hereby.

         7.6. INVESTMENT REPRESENTATIONS. The Buyer is acquiring the Subject Shares for investment and not for the purpose or with a view towards resale, and the Buyer will not effect any transfer or disposition of any of the Subject Shares in violation of any applicable securities or blue sky laws or regulations, including, but not limited to, the Securities Act of 1933, as amended. The Buyer is not a party to any agreement that requires the Buyer to sell, transfer or assign the Subject Shares or the assets of the Company.

                                  ARTICLE VIII
                                  ------------

                              DISCLOSURE SCHEDULES
                              --------------------

         The Schedules and information set forth in the Disclosure Schedules attached hereto specifically refer to the Paragraph of this Agreement to which such Schedule and information is responsive and each such Schedule and information shall be deemed to have been disclosed with respect to any other Paragraph of this Agreement for any other purpose to which such disclosure is applicable and reasonably apparent. All capitalized terms used in the Disclosure Schedules and not otherwise defined therein shall have the same meanings as are ascribed to such terms in this Agreement. The Disclosure Schedules shall not vary, change or alter the literal meaning of the representations and warranties of the Seller contained in this Agreement, other than creating specific, limited exceptions thereto which are directly responsive to the language of the warranties and representations contained in this Agreement.


                                   ARTICLE IX
                                   ----------

                         PRE-CLOSING COVENANTS OF SELLER
                         -------------------------------

         Except and to the extent the Buyer may otherwise permit in writing, the Seller covenants and agrees as follows:

         9.1. CONDUCT OF BUSINESS IN ORDINARY COURSE. Until the Closing, the Seller shall cause the Company to carry on its business diligently and substantially in the manner as heretofore conducted, and shall not permit the Company to make or initiate any unusual or novel methods of purchase, sale, management, accounting, or operation, or make any adjustments in the pricing of its products or services not consistent with the Seller's past business practices. The Seller shall not permit the Company to enter into any contract or commitment to engage in any transaction not in the ordinary course of its business or not consistent with its past business practices. The Seller shall cause the Company to use its best efforts in the ordinary course of business to preserve its business organization, including, but not limited to, present key employees, and its relationships with suppliers, customers and others having business relations with the Company. Without limiting the scope of the foregoing, the Seller shall cause the Company to, and the Company shall:

                  (a) Use, preserve and maintain its properties and assets on a basis consistent with past practices;

                  (b) Maintain all insurance covering the Company or its business, properties or assets in effect as of the date hereof;

                  (c) Pay all debts and obligations incurred by the Company in the operation of its business as the same become due and payable, except to the extent the Company is contesting such debts or obligations in good faith by appropriate proceedings and have established appropriate reserves therefor;

                  (d) Maintain its books, accounts and records in the usual manner and on a basis consistent with past practice;

                  (e) Prior to Closing and within five (5) days after the Seller has knowledge of the date of the damage, destruction or loss described below, notify the Buyer in writing if the Company suffers any damage, destruction or loss (whether or not covered by insurance and regardless of the cause thereof) affecting the condition (financial or otherwise), assets, business or prospects of the Company;

                  (f) Comply with all of the provisions of all contracts, agreements, leases and commitments involving the Company, its assets or properties, and notify the Buyer in writing, prior to Closing and within five (5) days of the date of any breach or noncompliance with any such provisions by the Company or any other person.

         Furthermore, and without limiting the scope of the foregoing, the Seller shall not permit the Company to, and the Company shall not, except in the ordinary course of business and consistent with past practices:

                  (g) Make any capital expenditures (as determined under GAAP) or commitments with respect thereto (including, but not limited to, capital leases);

                  (h) Grant any severance or termination pay to, or increase benefits payable under any existing severance or termination pay policies with, or enter into or modify any employment agreements with employees, agents and/or representatives;

                  (i) Adopt or amend or increase compensation or benefits payable under, or take any actions which might result in adverse tax or other consequences with respect to, any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, collective bargaining agreement, or other plan, agreement, trust, fund or arrangement for the benefit of any employee or class of employees;

                  (j) Commit any act or omit to do any act, or permit any act or omission to act, which will or may cause a material breach of any contract, agreement, lease or commitment involving the Company, its assets or properties;

                  (k) Incur, or agree to incur, any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business (none of which has or will have a material adverse effect on the Company);

                  (l) Discharge or satisfy, or agree to discharge or satisfy, any lien, charge or encumbrance, or pay or agree to pay any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Recent Balance Sheet and current liabilities incurred since the date of the Recent Balance Sheet in the ordinary course of business;

                  (m) Declare or make, or agree to declare or make, any payment of dividends or other distribution to its shareholder;

                  (n) Mortgage, pledge or subject to, or agree to mortgage, pledge or subject to, lien, charge, security interest or any other encumbrance or restriction any of its properties or business or its assets, tangible or intangible;

                  (o) Sell, transfer, lease or agree to sell, transfer, or lease or otherwise dispose of or agree to dispose of any of its assets with a book value in excess in the aggregate of Ten Thousand Dollars ($10,000), except for products sold in the ordinary course of business at a competitive price, or cancel or compromise, or agree to cancel or compromise, any debt or claim, or waive or release, or agree to waive or release, any right of substantial value;

                  (p) Issue or sell, or agree to issue or sell, any shares of its capital stock or other securities, or issue, grant or sell, or agree to issue, grant or sell, any options, rights or warrants with respect thereto, or acquire or redeem or agree to acquire or redeem any capital stock or other securities of any person or entity or any interest in any business enterprise;

                  (q) Enter into, or agree to enter into, any agreement or lease without the prior written consent of the Buyer unless such agreement or lease is entered into by the Company in the ordinary course of business at a competitive price and its obligations thereunder do not exceed the amount of Ten Thousand Dollars ($10,000);

                  (r) Amend its Articles of Incorporation or By-Laws

                  (s) Change any of the Company's banking or safe deposit arrangements, borrowing authorizations or other accounts or the person authorized to sign thereon, or execute or terminate powers of authority, except as approved in writing by the Buyer; or

                  (t) Appoint any person to be an officer of the Company or a member of the Company's Board of Directors, or remove any person from any such position.

         9.2. INSPECTION. Until the Closing, the Seller shall, and shall cause the Company to, provide the Buyer and its authorized representatives and agents:
(i) full access during normal business hours to all offices, and other properties, books, records, contracts and documents; and (ii) all such information with respect to the business and affairs of the Company and the Seller (that is relevant to the Company) they may reasonably request. Without limiting the generality of the foregoing, the Seller shall cause the Company to provide access to the Company's home office facility and distribution centers for the purpose of allowing Buyer to complete the Phase I Environmental Audit.

         9.3. NO SOLICITATION. Until the Closing, the Seller shall not, nor shall the Seller permit the Company or any of its officers, directors, employees, agents, representatives or affiliates, nor shall any such persons assist any person to, directly or indirectly, (a)(i) initiate contact with or solicit any inquiries or proposals by, (ii) enter into any discussions or negotiations or agreements with, (iii) disclose directly or indirectly any information not customarily disclosed concerning the business and properties of the Company to, or offer any access to its properties, books and records to, any person in connection with any possible proposal regarding a sale of the capital stock of the Company, a merger or consolidation with the Company, a sale of all or a substantial portion of the assets of the Company, or any similar transaction, or (b) assist or participate in, facilitate or encourage any effort or attempt by any person or entity to do any of the foregoing; PROVIDED, that the Seller may notify persons inquiring about such a transaction that a definitive agreement was executed with respect to the sale of the Subject Shares. Notwithstanding anything to the contrary contained herein, actions taken directly by the Company or any of its employees without the concurrence, consent or directive of the Seller will not result in a breach of this paragraph by the Seller.

         9.4. CONSENTS. The Seller shall use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in Article IV hereof and to consummate and make effective the transactions contemplated hereby, including without limitation: obtaining and providing to Buyer all consents, approvals, permits and licenses listed in EXHIBIT 4.5, all in a form reasonably satisfactory to the Buyer and its legal counsel, which are necessary or desirable to the consummation of the transactions contemplated hereby or the continued operation of the business of the Company after Closing in the ordinary course of business including, but not limited to, consents from government and regulatory agencies, lenders, equipment lessors, landlords, manufacturers, suppliers and other parties whose approval may be necessary to avoid the acceleration of any indebtedness, the termination of or the causation of a payment obligation under, contracts, leases, licenses or permits affecting the Company or its business properties.

         9.5. HSR NOTIFICATION. Unless the Seller and the Buyer each shall have received advice of their respective counsel that no such filing is required, as soon practicable (but no later than five (5) business days) after the execution of this Agreement, the Seller (along with the Buyer) shall file, or cause to be filed, with the FTC and the DOJ pursuant to the HSR Act, correct notification and documentary material required in connection with the transaction described in this Agreement. Thereafter, the Seller shall promptly file (along with the Buyer) any additional information requested as soon as practicable after receipt of a request for additional information from the FTC or DOJ and shall use reasonable efforts to obtain early termination of the applicable waiting period under the HSR Act. The Seller shall cooperate with the Buyer in exchanging such information and shall provide such reasonable assistance as may be requested in connection with such filing. All materials and forms filed by the Seller with the FTC and DOJ pursuant to the HSR Act shall be true and correct.

                                    ARTICLE X
                                    ---------

                          PRE-CLOSING COVENANT OF BUYER
                          -----------------------------

         Unless the Buyer and the Seller each shall have received advice of their respective counsel that no such filing is required, as soon as practicable (but no later than five (5) business days) after the execution of this Agreement, the Buyer (along with the Seller) shall file, or cause to be filed, with the FTC and the DOJ pursuant to the HSR Act, correct notification and documentary material required in connection with the transactions described in this Agreement. Thereafter, the Buyer shall promptly file (along with the Seller) any additional information requested as soon as practicable after receipt of a request for additional information by the FTC or DOJ and shall use reasonable efforts to obtain early termination of the applicable waiting period under the HSR Act. The Buyer shall cooperate with the Seller in exchanging such information and shall provide such reasonable assistance as may be requested in connection with such filing. All materials and forms filed by the Buyer with the FTC and the DOJ pursuant to the HSR Act shall be true and correct.

                                   ARTICLE XI
                                   ----------

                                    COVENANTS
                                    ---------

         11.1. COOPERATION. The Buyer and the Seller each covenant and agree that they shall cooperate with each other and shall cause their respective officers, employees, agents, accountants and representatives to cooperate with each other after the Closing to ensure the orderly transfer of the Subject Shares from the Seller to the Buyer and the rights under Paragraph 3.2(1) and to minimize any disruption to the business of the Company that might result from the transactions contemplated hereby.

         11.2. PUBLICITY. The Seller and the Buyer each covenant and agree that they agree to issue on the date hereof a public announcement concerning the transactions contemplated hereby in the form of EXHIBIT 11.2 attached hereto. No other public release or announcement concerning the transactions contemplated hereby shall be issued by the Buyer or the Seller unless such release or announcement is approved by the Buyer and the Seller prior to its issuance.

         11.3. EXECUTION OF ADDITIONAL DOCUMENTS. From time to time, as and when requested by a party hereto, Buyer and Seller covenant that each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         11.4. CONSENTS. In the event any consent described in Paragraph 9.4 is not obtained on or prior to the Closing Date and the Buyer elects to consummate the transactions contemplated herein despite the Seller's failure to obtain such consent, the Seller shall continue to use commercially reasonable efforts to obtain any such consent after the Closing Date until such time as such approval has been obtained, and the Seller will cooperate with the Buyer in any lawful and economically feasible arrangement to provide that the Company shall continue to receive its interest in the benefits subject to such consent.

         11.5. TAX MATTERS.

                  (a) Seller agrees to include the income of the Company in its consolidated federal income tax return and any state or local return, report or form that has been prepared on a consolidated, unitary or combined basis for all periods through the Closing Date, and to pay any taxes attributable to such income. For any taxable period of the Company that includes (but does not end on) the Closing Date, the Buyer shall timely prepare and file or cause to be timely prepared and filed, with the appropriate authorities all tax returns, reports and forms, provided that any taxes attributable to periods on or before the Closing Date shall be reflected as liabilities of the Company on the Closing Date Balance Sheet and Seller shall ultimately be responsible therefor. For any period of the Company that ends on or before the Closing Date, Seller shall timely prepare and file, or cause to be timely prepared and filed, with the appropriate authorities all tax returns, reports and forms required to be filed, in a manner consistent with the past tax practices of the Company, and will pay all taxes due on the filing of such returns, reports and forms.

                  (b) Seller, the Company and Buyer shall reasonably cooperate and shall cause their officers, employees, agents, auditors and representatives to cooperate in preparing and filing all returns, reports and forms relating to taxes, including maintaining and making available to each other all records necessary in connection with taxes and in resolving all disputes and audits with respect to all taxable periods relating to taxes.

         11.6. OTHER. Seller shall continue the Company's present utilization of Seller's UPS shipping and U.S. Custom Bonds and any other facility of the Seller used by the Company prior to the Closing Date and letters of credit for existing orders of the Company for purchases of merchandise as of the Closing Date (but not for orders placed after the Closing Date) for 90 days following the Closing Date (except such 90 day limitations shall not apply to Letters of Credit, which shall be kept open until they are drawn or expire in accordance with their terms) in a manner as requested by the Company from time to time during such period.

                                   ARTICLE XII
                                   -----------

                             COVENANT NOT TO COMPETE
                             -----------------------

         12.1. NON-COMPETITION. The Seller agrees that for a period of five (5) years after the Closing, it shall not either directly or indirectly (including, without limitation, through any affiliate), whether as agent, stockholder (except as the holder of not more than five percent (5%) of the equity securities of a publicly-held enterprise provided that such holder does not render advice or assistance to such enterprise), employer, employee, consultant, representative, trustee, partner, owner, proprietor, franchisor or otherwise:

                  (a) Acquire an ownership interest in, operate, franchise or otherwise engage in or enter into any aspects of the business of any "Competitor" (as hereinafter defined);

                  (b) Contact, solicit or entice, or attempt to contact, solicit or entice, any supplier, customer or prospective customer of the Company so as to cause, or attempt to cause, any of said suppliers, customers or prospective customers not to do business with the Company or to purchase products or services sold by the Company from any source other than the Company; or

                  (c) Except for Nikki Smith, hire any person who is currently an employee of the Company, or induce, or attempt to induce, any such person to leave the employ of the Company and/or accept employment elsewhere, provided however that the Seller shall at Seller's cost provide the current function performed by Nikki Smith for six (6) months from the Closing Date if during such period she is hired by the Seller.

                  For purposes of this Paragraph 12.1, the term "Competitor" shall mean any business, incorporated or otherwise, which sells at retail, or offers at retail, services and/or products in North America competitive with those sold or offered in the Company as of the Closing Date.

         Notwithstanding the foregoing, the Seller may (i) at any time acquire an ownership interest in or otherwise engage in or enter into a business which has retail operations competitive with the retail operations of the Company as of the Closing Date if the revenues from such competitive retail operations for any calendar year represent less than ten percent (10%) of the aggregate revenues of such business for such calendar year, and (ii) the Seller may operate in the Cincinnati, Ohio area at or adjacent to the corporate headquarters one (1) retail store; and (iii) the Seller may acquire an ownership interest in or otherwise engage in or operate six (6) or fewer retail stores that are open for not more than six (6) months per twelve (12) month period for the purpose of liquidating merchandise owned by the Seller from time to time, subject to the terms of the Supply Agreement.

         12.2. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Seller acknowledges and agrees that it shall not, at any time following the date hereof, disclose any Company Confidential Information (as hereinafter defined) to anyone other than to employees and representatives of the Company except any such Company Confidential Information which is required to be disclosed by the Seller in connection with any court action or any proceeding before any administrative body or pursuant to any law but only after the Seller has given written notice to the Buyer of the requirement to disclose such Company Confidential Information and has given the Buyer a reasonable opportunity to contest the need for such disclosure and the Seller shall cooperate with the Buyer in connection with any such contest. For purposes of this Paragraph 12.2, the term "Company

Confidential Information" shall mean all non-public and all proprietary information relating to the Company, its customers, products and services including, without limitation, the following: (i) information concerning pricing policies of the Company, prices charged by the Company to its customers, the volume of orders of such customers and all other information concerning the transactions of the Company with its customers or proposed customers; (ii) the customer lists of the Company; (iii) information concerning the marketing programs or strategies of the Company; (iv) financial information concerning the Company; (v) information concerning salaries or wages paid to, the work records of and other personnel information relating to employees of the Company; and
(vi) all other confidential and proprietary information of the Company.

         12.3. ENFORCEMENT. In addition to all other legal remedies available to the Buyer for the enforcement of the covenants of this Article XII, the Seller hereby agrees that the Buyer shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof The Seller further agrees that if any of the covenants set forth herein shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render it enforceable.

                                  ARTICLE XIII
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

         13.1. SURVIVAL. The representations and warranties contained in this Agreement shall survive Closing as set forth in the table below. In the event a claim for indemnification is asserted prior to the expiration of the period set forth below relative to any representations and warranties, such claim and any corresponding indemnity shall survive until finally determined as provided below. Any claim for indemnification under this Article XIII made in writing prior to the expiration of the applicable survival period, and the rights of indemnity with respect thereto, shall survive such expiration until resolved or judicially determined and any such claim not so made in writing prior to the expiration of such applicable survival period shall be deemed to have been waived.

                Representation and
             Warranty Paragraph Number        Survival Period
             -------------------------        ---------------

             6.1, 6.14, 6.19, 7.1, 7.4        Until expiration of all
                                              applicable statutes of
                                              limitations

                  7.6 Three (3) years after the filing of the applicable tax return with the Internal Revenue Service

                  6.2,                        6.7 Indefinite (i.e., no
                                              expiration date)

                  All other paragraphs of     Two (2) years after the
                  VI and VII                  Closing

         13.2.  CERTAIN LIMITATIONS.

                  (a) The Seller's aggregate liability for any breach(es) of representation or warranty on the part of the Seller under this Agreement shall be limited to fifty percent (50%) of the Purchase Price; PROVIDED, that such limitation shall not apply to liability for breach(es) of the representations and warranties contained in Paragraphs 6.1, 6.2, 6.7, 6.9 and/or 6.14, above. No party shall assert claims for indemnification against the Seller or Buyer, respectively, for any breach(es) of representation or warranty on the part of the Seller or Buyer, respectively, under this Agreement unless and until the aggregate amount of Losses (as defined below) of such party arising out of all such breaches by the Seller or Buyer, respectively, exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "Threshold Amount"); PROVIDED, that once the aggregate amount of such Losses of such party exceeds the Threshold Amount, such party shall be entitled to indemnification of all of such Losses. Notwithstanding the foregoing, for purposes of determining whether the amount of Losses for which Seller or Buyer, respectively, is required to provide indemnification under Paragraph 13.3 or 13.4, respectively, below, exceeds the Threshold Amount, all representations, warranties, covenants and agreements of the Seller or Buyer, respectively, hereunder shall be read so as to exclude therefrom any reference to "material", "materiality" or "material adverse effect" or any similar qualification.

                  (b) The Buyer's aggregate liability for any breach(es) of representation or warranty on the part of the Buyer under this Agreement shall be limited to fifty percent (50%) of the Purchase Price; PROVIDED, that such limitation shall not apply for breach(es) of the representations and warranties contained in Paragraphs 7.1 and/or 7.4, above. No party shall assert claims for indemnification hereunder against the Buyer for any breach(es) of representation or warranty on the part of the Buyer under this Agreement unless and until the aggregate amount of Losses of such party arising out of all such breaches by the Buyer exceeds the Threshold Amount; PROVIDED, that once the aggregate amount of such Losses of such party exceeds the Threshold Amount, such party shall be entitled to indemnification of all of such Losses.

         13.3. INDEMNIFICATION BY THE SELLER. The Seller shall indemnify, defend and hold the Buyer, the Company and their officers, directors, employees and agents harmless from and against any and all losses, liabilities, damages, claims, costs and expenses, including, but not limited to, interest, penalties, reasonable attorneys' fees, and other professional fees and all amounts paid in defense or settlement of any of the foregoing (collectively referred to as "Losses"), arising out of or resulting from:

                  (a) the falsity or breach of any of the representations or warranties made by the Seller herein, or in any document, agreement or certificate executed and/or delivered pursuant hereto, provided that once the Threshold Amount for such Losses is exceeded, for purposes of determining indemnification for Buyer, the representations and warranties, covenants and agreements of the Seller shall be read so as to exclude therefrom any reference to "material", "materiality" or "material adverse effect" or any similar qualification;

                  (b) any breach or nonfulfillment of any agreement or covenant of the Seller contained herein or in any document, agreement or certificate executed and/or delivered pursuant hereto, provided that once the Threshold Amount for such Losses is exceeded, for purposes of determining indemnification for Buyer, the representations and warranties, covenants and agreements of the Seller shall be read so as to exclude therefrom any reference to "material", "materiality" or "material adverse effect" or any similar qualification; or

                  (c) any obligation of the Company for (i) taxes with respect to periods prior to Closing, (ii) any Intercompany Borrowings, (iii) any amounts due or which may become due as a result of the Company's participation in Phase I and Phase II payments to current or former owners or employees of the Company, including any Losses arising out of the existing proceeding with Nelson J. Rohrbach, (iv) claims that the Company does not own all copyrights relating to the Company's advertisements as of the Closing Date, (v) agreements with respect to prior potential purchasers of the stock or assets of the Company, (vi) accounts payable to Seller for products received by the Company prior to or on the Closing Date for which no invoice for the full amount is received by the Company on or before the Closing Date or (vii) full vesting and cost of splitting of any 401(k) plan; provided that indemnifications under this subparagraph (c) are not subject to any Threshold Amount but shall be for all

         Losses of the Buyer or the Company and their officers, directors, employees and agents.

         13.4. INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify, defend and hold the Seller, its officers, directors, employees and agents harmless from and against any and all Losses arising out of or resulting from:

                  (a) the falsity or breach of any representation or warranty made by the Buyer herein or in any document, agreement or certificate executed and/or delivered pursuant hereto, provided that once the Threshold Amount for such Losses is exceeded, for purposes of determining indemnification for Seller, the representations and warranties, covenants and agreements of the Buyer shall be read so as to exclude therefrom any reference to "material", "materiality" or "material adverse effect" or any similar qualification; or

                  (b) any breach or nonfulfillment of any agreement or covenant of the Buyer contained herein or in any document, agreement or certificate executed and/or delivered pursuant hereto, provided that once the Threshold Amount for such Losses is exceeded, for purposes of determining indemnification for Seller, the representations and warranties, covenants and agreements of the Buyer shall be read so as to exclude therefrom any reference to "material", "materiality" or "material adverse effect" or any similar qualification; or

                  (c) any guarantee given by Seller for Leases of the Company disclosed in this Agreement or outstanding Letters of Credit given by Seller for the purchase of product extant at Closing without being called or drawn on or compensated to Seller in some other manner and under which Seller is required to pay as a result of a breach after Closing by Buyer or the Company for guarantees or by drawing down on a Letter of Credit after Closing and for payments made by Seller for actual utilization by the Company under Paragraph 11.6, all only to the extent not paid as part of the Purchase Price.

         13.5. PROCEDURE RELATIVE TO INDEMNIFICATION.

                  (a) In the event that any party hereto shall claim that it is entitled to be indemnified pursuant to the terms of this Article XIII, it (the "Claiming Party") shall so notify the party against which the claim is made (the "Indemnifying Party") in writing of such claim within sixty (60) days after the Claiming Party receives notice of any action, proceeding, demand or assessment or otherwise has received notice of any claim of a third party that may reasonably be expected to result in a claim for indemnification by the Claiming Party against the Indemnifying Party, or within such earlier period of time as may be reasonably necessary to allow the Indemnifying Party to respond to any pleading or other document for which a timely response is required; PROVIDED, that failure to timely give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall specify the breach of representation, warranty or agreement claimed by the Claiming Party and the Losses incurred by, or imposed upon, the Claiming Party on account thereof If such Losses are liquidated in amount, the notice shall so state and such amount shall be deemed the amount of the claim of the Claiming Party. If the amount is not liquidated, the notice shall so state and in such event a claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such claim is liquidated and the claim is finally determined.

                  (b) The following provisions shall apply to any claim of the Claiming Party which is based upon (1) a suit, action or proceeding filed or instituted by any third party, or (2) any form of proceeding or assessment instituted by any governmental entity:

                           (i) The Indemnifying Party shall, upon receipt of
                  such written notice and at its expense, defend such claim in its own name or, if necessary, in the name of the Claiming Party. The Claiming Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested of it, and the Claiming Party shall have the right, at its expense, to participate in the defense. The Indemnifying Party shall have the right to settle and compromise such claim only with the consent of the Claiming Party (which consent shall not be unreasonably withheld). If the proceeding involves a matter solely of concern to the Claiming Party and not subject to indemnification under this Article XIII in addition to the claim for which indemnification under this Article XIII is being sought, such matter of sole concern shall be within the sole responsibility of the Claiming Party and its counsel.

                           (ii) In the event the Indemnifying Party shall notify
                  the Claiming Party that it disputes any claim made by the Claiming Party and/or it shall refuse or choose not to conduct a defense against such claim, then the Claiming Party shall have the right to conduct a defense against such claim and shall have the right to settle and compromise such claim without the consent of the Indemnifying Party. Once the amount of such claim is liquidated and the claim is finally determined, the Claiming Party shall be entitled to pursue each and every remedy available to it at law or in equity to enforce the indemnification provisions of this Article XIII and, in the event it is determined, or the Indemnifying Party agrees, that it is obligated to indemnify the Claiming Party for such claim, the Indemnifying Party agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by the Claiming Party in attempting to enforce indemnification under this Article XIII, whether the same shall be enforced by suit or otherwise.

         13.6. EXCLUSIVE REMEDY. The parties hereto acknowledge that the sole damage remedy for any claims of the nature described in Paragraph 13.3 or 13.4 hereof shall be the indemnity set forth in this Article XIII; PROVIDED, that this Paragraph 13.6 shall not limit (i) a party's remedy for the fraudulent conduct of another party, (ii) a party's right to injunctive relief, or (iii) the provisions of Article II, above, regarding determination of the Closing Adjusted Net Book Value and the appropriate payments as a result thereof.


                                   ARTICLE XIV
                                   -----------

                                   TERMINATION
                                   -----------

         14.1. TERMINATION. This Agreement, and the transactions contemplated hereby, may not be terminated except as follows:

                  (a) Upon the mutual consent of the Buyer and Seller;

                  (b) By the Buyer, if any of the conditions to its obligations set forth in Article IV, hereof shall not have been satisfied or waived at the time of Closing or such other date agreed by the parties pursuant to Paragraph 3.1, above;

                  (c) By the Seller, if any of the conditions to its obligations set forth in Article V, hereof shall not have been satisfied or waived at the time of Closing or such other date agreed by the parties pursuant to Paragraph 3.1, above; or

                  (d) By the Buyer or the Seller if Closing has not occurred on or before September 30, 1998 (or such other later date as the parties have agreed in writing); PROVIDED, that the right to terminate this Agreement pursuant to this Paragraph 14.1(d) shall not be available to any party whose failure to fulfill or perform any obligation under this

         Agreement (which has not been cured) is the cause of, or has resulted in, the failure to close on or before such date.

         14.2. REMEDIES. If the Buyer or Seller shall terminate this Agreement pursuant to the provisions of this Article XIV, such termination shall not waive or terminate any rights or remedies which the terminating party may have against the other parties hereto, whether at law or equity, and such termination shall not affect the confidentiality obligations of any party hereto. Nothing contained herein shall be deemed to require any party to terminate this Agreement rather than to proceed with the Closing if a condition precedent to the obligations of such party has not been satisfied.


                                   ARTICLE XV
                                   ----------

                                 CONFIDENTIALITY
                                 ---------------

         15.1. NON-DISCLOSURE.

                  (a) If Closing occurs, Seller thereafter shall carry out the terms of Article XII, above, including without limitation, the nondisclosure and noncompetition provisions set forth therein.

                  (b) If Closing has not occurred, for a period of two (2) years after the date hereof, the parties shall, and shall ensure that their officers, directors, employees, affiliates, agents and representatives shall, hold in strict confidence, and not use in any way except in connection with the consummation of the transactions contemplated by this Agreement, all Confidential Information (as hereinafter defined) obtained in connection with the transactions contemplated hereby, except any such Confidential Information which (i) was generally known to the public prior to its being furnished to any party hereto, or (ii) is required to be disclosed by such party or its officers, directors, employees, affiliates, agents or representatives in connection with any court action or any proceeding before any administrative body or pursuant to any statute, rule or regulation of any governmental entity or in connection with securing any consent or approval required hereunder, and then only after such party has given written notice to the other parties of the intention to so disclose such Confidential Information and has given the other parties a reasonable opportunity to contest the need for such disclosure, and such party shall cooperate with the other parties in connection with any such dispute.

         15.2. OBLIGATIONS UPON TERMINATION OF AGREEMENT. In the event that this Agreement is terminated pursuant to Article XIV, above, the parties and their officers, directors, employees, affiliates, agents and representatives shall promptly destroy or, upon the request of the party from which such information was obtained, return to such party, all Confidential Information of such party and any copies or extracts thereof.

         15.3. REMEDIES. In addition to all other legal remedies available to the parties for the enforcement of the covenants of this Article XV the parties shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof; and the parties acknowledge that the parties have no adequate remedy at law for the breach of such covenants.

         15.4. DEFINITION. For purposes of this Article XV, the term "Confidential Information" shall mean all valuable proprietary information of any party hereto received by another party hereto or by its officers, directors, employees, agents, representatives or affiliates pursuant to the negotiation of; provisions of; or communications relating to this Agreement.


                                   ARTICLE XVI
                                   -----------

                                  MISCELLANEOUS
                                  -------------

         16.1. EXPENSES. Each of the Buyer and the Seller shall pay its own expenses and costs relating to the negotiation, execution and performance of this Agreement, PROVIDED, that the aggregate expenses and costs of the Seller and the Company relating to the negotiation, execution and performance of this Agreement to the extent that such aggregate expenses and costs do not exceed Six Hundred Thousand Dollars ($600,000) shall be paid by the Company immediately after the Closing if billed to the Company.

         16.2. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when hand delivered, including, but not limited to, by courier, or when sent by facsimile (transmission confirmed), or two (2) days after being mailed, certified or registered mail, with postage prepaid addressed as follows (or to such other person or address as the party to receive such notice may have designated from time to time by notice in writing pursuant hereto):

         If to Buyer:           PFW Acquisition Corp.
                                3539 South Eastern Ave.
                                Las Vegas, Nevada  89109
                                Fax:
                                Attention: President

         With copies to:        Chamberlain, Hrdlicka, White,
                                 Williams & Martin
                                1200 Smith Street, Suite 1400
                                Houston, TX 77002
                                Fax: (713) 658-2553
                                Attention:  David M. Ostfeld

         If to Seller:          Gibson Greetings, Inc.
                                2100 Section Road
                                Cincinnati, OH 45237
                                Fax: (513) 841-6921
                                Attention: James E. Thaxton and Chief
                                              Executive Officer

         16.3. CERTAIN DEFINITIONS.

                  (a) Unless the context clearly otherwise requires, as used herein, the term "Agreement" means this Agreement and the Exhibits, Schedules, documents and instruments executed and delivered pursuant hereto. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Paragraph or other subdivision. The use of the neuter pronoun "it" shall also refer as appropriate to the masculine and/or feminine gender. The use of the singular herein shall, where appropriate, be deemed to include the plural and vice versa. As used herein, the word "person" refers to any individual, corporation, partnership, trust, governmental body or authority or other organization or entity. As used herein, the term "including" means "including, but not limited to."

                  (b) For purposes of this Agreement and interpretation of the phrases "to the Seller's knowledge," "known by the Seller," and similar words or phrases used herein referring to facts or other information known to the Seller, the Seller shall be deemed to have knowledge of a matter if any officer, director, or management personnel of the Seller has actual knowledge of the matter, including without limitation, James Thaxton, Lori Lynn, Debra Demiao, and James Wilson.

                  (c) For purposes of this Agreement, but subject to Paragraphs 13.2, 13.3 and 13.4 above and except for preparing Disclosure Schedules, "material," "materiality," or "material adverse effect" with respect to the Company shall mean, an effect or effects which, individually or in aggregate, (i) after taking into consideration the relative amount, the absolute amount and the nature of the item, would cause a reasonably prudent buyer to conclude that such effect adversely affects the assets, liabilities, condition (financial or otherwise), results, operations or prospects of the Company, as the case may be, in a manner or amount which would be material, and (ii) has or will have a direct financial consequence of Two Hundred and Fifty Thousand Dollars ($250,000.00) or more. For purposes of preparing Disclosure Schedules, "material", "materiality", or "material adverse effect" with respect to the Company shall have the meaning as set out above in this subparagraph (c) except "Fifteen Thousand Dollars ($15,000.00) or more" shall be inserted in place of "Two Hundred and Fifty Thousand Dollars ($250,000.00) or more." The terms "material", "materiality" and "material adverse effect" shall not be deemed to limit a party's remedy for the fraudulent conduct of another party.

         16.4. HEADINGS. The headings to Articles and Paragraphs of this Agreement are for reference only and shall not be used in construing the provisions hereof or otherwise affect the meaning hereof.

         16.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall constitute but one and the same agreement and shall become binding upon the parties when each party hereto has executed one or more counterparts.

         16.6. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Seller and the Buyer and supersedes all prior agreements and understandings related to the subject matter hereof There are no representations, warranties, covenants, promises or agreements on the part of either party to the other party hereto which are not explicitly set forth herein.

         16.7. MODIFICATIONS; WAIVERS. Any modification or amendment of or with respect to any provisions of this Agreement or any agreement, instrument or document delivered pursuant hereto shall not be effective unless it shall be in writing and signed by the Seller and the Buyer and shall designate specifically the terms and provisions so modified. Any waiver of or with respect to any provisions of this Agreement or any agreement, instrument or document delivered pursuant hereto shall not be effective unless it shall be in writing and signed by the party against whom it is sought to be enforced.

         16.8. BENEFIT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Seller may not assign its rights or delegate its obligations hereunder without the written consent of the Buyer. After the Closing, the Buyer may assign all or any of its rights or obligations to any one or more parties in connection with the sale of the Subject Shares or the sale of all or substantially all of the assets of the Company to a related or unrelated party. Except with respect to permitted assigns hereunder, this Agreement shall not be deemed to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in one or more counterparts, all of which shall be read together and be construed as one and the same instrument as of the day, month and year first above written.


                                      GIBSON GREETINGS, INC.


                                      By:  /s/ James T. Wilson
                                           ---------------------------------
                                           Executive V.P. - Finance and
                                           Operations

                                      PFW ACQUISITION CORP.


                                      By:  /s/ Scott N. Dunn
                                           ---------------------------------
                                           Assistant Secretary